Exhibit 10.11

DEER VALLEY CORPORATION
2007 LONG TERM INCENTIVE PLAN

SECTION 1
GENERAL

1.1           Purpose.  The Deer Valley Corporation 2007 Long Term Incentive Plan (the “Plan”) has been established by Deer Valley Corporation (the “Company”) to (i) attract and retain key management employees who are expected to make significant contributions to the success of the Company; (ii) motivate such key employees, by means of appropriate incentives, to achieve the Company’s long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; (iv) provide incentive awards to its directors; and (v) further align such key employees’ and directors’ interests with those of the Company’s other shareholders, and thereby promote the long-term financial interests of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.  Unless otherwise defined herein, all capitalized terms are defined in Section 8 herein.

1.2           Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees or Eligible Directors or Consultants, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” or a “Participant” in the Plan.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to each Participant.  Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

Incentive Stock Option grants must be restricted to employees of the Company.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, the Company concludes that a Form S-8 Registration Statement is not available to register the offer or sale of the Company’s securities to such Consultant under the Securities Act due to the nature of the services that the Consultant is providing to the Company, or because of any other rule governing the use of Form S-8.

1.3           Name of Plan.  The name of this Plan shall be known as the Deer Valley Corporation 2007 Long Term Incentive Plan.

1.4           Administration.

(a)           Board Authority.  Although the Board has ultimate responsibility for administering the Plan, the Board has delegated the tasks of operating, administering and performing its duties under the Plan to the Committee.  Where this Plan specifies that an action is to be taken by the Board, only the Board may take that action or make that determination.  Where the Plan specifies that action is to be taken by the Committee, only the Committee may take that action or make that determination; provided that, if the Committee cannot act or make a determination, then the Board shall also be entitled to take such action or make such determination.  Only the Board or Committee may approve grants of Awards to executive officers or a Covered Employee.

(b)           Authority of Committee.  Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan; determine eligibility for and grant Awards; determine what type or combination of types of Awards may be granted; determine, modify or waive the terms and conditions of any Award (which need not be identical); determine the time or times at and which the conditions upon which the Awards may be exercised or become vested; prescribe forms, rules and procedures (which it may modify or waive); determine the times Awards are granted; provide Awards to employees of subsidiary corporations or non-U.S. citizens that are employed by the Company or a Related Company; determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, shares, other securities, or other methods of payments that may be used to purchase shares or other property, or cancelled, forfeited or suspended; determine whether a transaction or event should be treated as a Change of Control, as well as the effect of a Change of Control; and otherwise do all things necessary to implement the Plan.

Once a written agreement evidencing an Award hereunder has been executed by the Participant and approved by the Committee, the Committee may not, without the Participant’s consent, alter the terms of the Award so as to affect adversely the Participant’s rights under the Award, unless the Committee expressly reserved the right to do so in writing at the time of such delivery.  Subject to the rights under any existing Award, the Committee may modify, change, amend or cancel any Award to correct an administrative error.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Board may modify the terms of the Plan or may create one or more subplans, in each case on such terms as it deems necessary or appropriate; provided, however, that no such action by the Board shall increase the total number of Shares issuable hereunder.  Except for the power to amend the Plan and except for determinations regarding Participants who are subject to Section 16 of the Exchange Act, and except as may otherwise be required under applicable listing standards for an exchange on which the Company’s common stock may be listed, the Board may delegate any or all of its duties, powers and authority under the Plan, pursuant to such conditions or limitations as the Board may establish to any officer or officers of the Company.

1.5           Conditions on Awards.  The Committee shall have the discretion with respect to any Award granted under the Plan to establish upon its grant conditions under which (i) the Award may be later forfeited, canceled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an Award or an Award’s exercise may be recovered; provided that such conditions and their consequences are:

(a)           clearly set forth in the grant agreement or other grant document; and

(b)           fully comply with applicable laws.

The Committee shall also be authorized to impose conditions that include, without limitation, refraining from undertaking actions which constitute a conflict of interest with the Company, or are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies, its code of ethics (as in effect from time to time), or the terms and conditions of employment under an applicable employment or contractor agreement.

The Committee shall also be authorized to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of common stock issued as a result of or under a Stock Award, including, without limitation, (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

1.6           Effect of Committee’s Decision.  All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.  In carrying out the administration of the Plan, the Committee shall be authorized to designate Awards as an Incentive Stock Option or Non-Qualified Stock Option and whether the terms and conditions of an Award have been met and whether the Award or shares are subject to forfeiture or cancellation.  The Committee shall also be authorized to determine the form of any Award, agreement or other document related to this Plan and whether that document, including signatures, may be in electronic form.

1.7           Composition of Committee. So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.  If the Company’s shares are listed on a stock exchange, the Company shall appoint Committee members that comply with the listing rules and regulations of such stock exchange.

1.8           Non-exclusivity of this Plan.  This Plan shall not limit the power of the Company or any Related Company to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock or other equity-based rights under other plans or compensation arrangements approved by the Company.

1.9           Unfunded Plan. This Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience.  The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Shares.  The Company shall not be deemed to be a trustee of stock or cash to be awarded under this Plan.  Any obligations of the Company to any Participant shall be based solely upon contracts entered into under this Plan, such as an Award Agreement or Option Agreement.  No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company.  Neither the Company nor the Committee shall be required to give any security or bond for the performance of any such obligations.

SECTION 2
OPTIONS
                2.1           Definitions.  The grant of an “Option” entitles the Participant to purchase Shares at an exercise price established by the Committee.  Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee and as designated at the time of grant.  An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.  A “Non-Qualified Option” is an Option that is not intended to be an “incentive stock option”, as that term is described in Section 422 (b) of the Code.

2.2           Exercise Price.  The “Exercise Price” of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided that the Exercise Price for any Incentive Stock Option shall not be less than ONE HUNDRED PERCENT (100%) of the Fair Market Value of a Share as of the Pricing Date (or, in the case of a Ten Percent Shareholder, the exercise price shall not be less than ONE HUNDRED TEN PERCENT (110%) of the Fair Market Value of a Share as of the Pricing Date).  For purposes of the preceding sentence, the “Pricing Date” shall be the date on which the Option is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the Committee specifies in the future will be the Pricing Date or the date on which a condition is satisfied if the Award is subject to the satisfaction of such condition; and (ii) if an Option is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date shall be the date of grant of such outstanding Award.

2.3           Expiration Date.  The “Expiration Date” with respect to an Option means the date the Option is deemed to expire, as determined by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Incentive Stock Option shall not be later than the earliest to occur of:

(a)           the ten-year anniversary of the date on which the Option is granted;

(b)           if the Participant’s date of termination occurs by reason of death or disability, the one-year anniversary of such date of termination;

(c)           if the Participant’s date of termination occurs by reason of retirement, the one year anniversary of such date of termination;

(d)           if the Participant’s date of termination occurs for reasons other than retirement, death or disability, the 90-day anniversary of such date of termination; subject, however, to the terms of the applicable option agreement approved by the Committee;

(e)           if the Participant dies while the Option is otherwise exercisable, the Expiration Date may be later than the dates set forth above, provided that it is not later than the first anniversary of the date of death; and

(f)           For any Incentive Stock Option that is granted to a Ten Percent Shareholder, the term of the Option may not exceed five years.

2.4           Award Limits.  Although Incentive Stock Options may be granted only to employees, Non-Qualified Stock Options may be granted to directors, employees and consultants of the Company.

2.5           Other Restrictions.  Incentive Stock Options and Non-Qualified Stock Options may be granted under the Plan in such numbers, at such prices and on such terms and conditions as the Committee shall determine, including the cancellation of existing options and issuance of a replacement option, provided that such options shall comply with and be subject to the following terms and conditions:

(a)           Annual Grant Limitation.  No Participant shall be granted an Incentive Stock Option to the extent that the aggregate Fair Market Value of Shares made subject to such option (determined as of the date such option is granted) which are exercisable for the first time by an option holder during any one calendar year exceeds the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000), or such other limit as may be set by applicable law (the “Limitation Amount”).  Incentive Stock Options granted under the Plan and all other plans of the Company or affiliated entity shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded.  The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.  If any Incentive Stock Options that are granted under the Plan have an aggregate Fair Market Value that exceeds the Limitation Amount, the excess Options (according to the order in which they were granted) will be treated as Non-Qualified Stock Options to the extent permitted by law.

(b)           Option Agreement.  All options granted under the Plan shall be evidenced by a written option agreement stating the number of Shares capable of being purchased upon its exercise and otherwise in such form as the Committee may periodically approve and containing such terms and conditions, including the period of exercise and whether in installments or otherwise, as shall be contained therein, which need not be the same for all options.

(c)           Date of Grant.  The date on which an option grant is approved by the Committee shall be considered the date on which such option is granted (the “Date of Grant”), and shall be reflected in the option agreement.  All options under this Plan shall be granted within 10 years of the date this Plan is adopted.

(d)           Exercise Price.  Each option agreement shall state the purchase price of each Share capable of being acquired upon exercise of the option, which price shall be determined by the Committee with respect to each Option granted; provided that for any Incentive Stock Options granted under the Plan, the exercise price shall not be less than ONE HUNDRED PERCENT (100%) of the Fair Market Value of each such Share on the Date of Grant (or, in the case of any optionholder owning more than ten percent of the voting power of all classes of stock of the Company, not less than ONE HUNDRED AND TEN PERCENT (110%) of the Fair Market Value of the Shares on the Date of Grant).  In the event that Share prices are not published for the Date of Grant, such value shall be determined in accordance with such rules as may be established by the Committee.

(e)           Option Exercise.  All options granted under the Plan become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual option.  All Options that have become exercisable from time to time may be exercised in whole or in part in accordance with the terms of the applicable option agreement; provided, however, that the Committee shall be authorized to require that any partial exercise be with respect to a minimum number of Shares.  No Option may have an expiration date that is more than ten years after its date of grant.

(f)           Forfeiture or Exercise of Option.  In the event that a Participant receiving Incentive Stock Options ceases his or her continuous service with the Company due to retirement, death, disability or other reason, all options shall be forfeited or exercised, as follows:

(1)           In the event of a Participant’s termination of continuous service for reasons other than retirement, death or disability, any options that are not vested will be forfeited immediately in accordance with the terms of each option agreement and any Vested Option must be exercised before the 90-day anniversary of the date of termination (or such period of exercise that the terms of the applicable option agreement may permit).

(2)           Upon the disability of a Participant, the Participant’s Vested Options shall be exercisable within one year (or such shorter period as the Code or the period of exercise that the terms of the applicable option agreement may permit) of the Participant’s date of disability.

(3)           If the Participant dies while in the continuous service of the Company, the Participant’s estate, personal representative, or designated beneficiary shall have the right to exercise such Vested Options within one year of the Participant’s death (or such shorter period as the Code or period of exercise that the terms of the applicable option agreement may permit).

(4)           Upon the retirement of a Participant, the Participant’s Vested Options must be exercised within one year (or such shorter period as the Code or period of exercise that the terms of the applicable option agreement may permit) of the Participant’s date of retirement.

(5)           If the Participant is granted an Incentive Stock Option and changes his or her status to a Consultant, the Option will become a Non-Qualified Stock Option if the Option is not exercised within the three-month period beginning with the date of termination of employment with the Company for any reason other than death or disability (as defined in Section 22(e) of the Code).

(g)           Mechanics of Exercise.  A person entitled to exercise any portion of an option granted under the Plan may exercise the same at anytime, either in whole or in part, by delivering written notice of exercise to the office of the Secretary of the Company or to such other location as may be designated by the Committee, specifying therein the number of Shares with respect to which the option is being exercised, which notice shall be accompanied by payment in full of the purchase price of the Shares being acquired.  If any adjustment has been effected so as to establish a right by an optionholder to acquire a fractional share, such fraction shall be rounded upward to the next whole number.

(h)           Payment of Exercise Price.  The Committee may determine, in its sole discretion, the required or permitted forms of payment to purchase Shares upon exercise of an Option, subject to the following: (i) payment may be made wholly or partly in cash; (ii) through the delivery of Shares which have been outstanding for at least six months (unless the Committee approves a shorter period) and which have a Fair Market Value equal to the exercise price at the time of exercise; (iii) by delivery of an unconditional and irrevocable undertaking by a licensed broker-dealer to deliver promptly to the Company sufficient funds to pay the exercise price and any tax withholding resulting from such exercise through a “cashless exercise” arrangement which permits the Participant to simultaneously exercise an option and sell the Shares thereby acquired and enable the third party to use the proceeds from such sale as payment for the exercise price of such option to the extent permitted by law; or (iv) by any combination of the foregoing permissible forms of payment.

In no event shall a promissory note or other form of deferred consideration constitute a permissible form of payment.  If the Company extends or arranges for the extension of credit to a Participant under a cashless exercise procedure, no officer or director may participate in that cashless exercise procedure.

(i)           Investment Purpose.  Unless the Committee chooses to register or qualify the Shares under the Securities Act of 1933, as amended (the “Act”), each option is granted on the express condition that the purchase of Shares upon an exercise thereof shall be made for investment purposes only and not with a view to their resale or further distribution unless such Shares, at the time of their issuance and delivery, are registered under the Act, or, alternatively, at some time following such issuance their resale is determined by counsel for the Company to be exempt from the registration requirements of the Act and of any other applicable law, regulation or ruling.  Any Shares so registered shall be promptly listed with each securities exchange through which any class of the Company’s capital stock or other securities are traded.

(j)           Legal Conditions on Delivery of Shares.  The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions from Shares previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such Shares; if the Company’s Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived.  If the sale of Shares has not been registered under the Act, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act.  The Company may require that any certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares.

(k)           Vesting.  Each Option shall vest and become exercisable in accordance with the terms of the applicable option agreement.  All Incentive Stock Options granted under this Plan may not vest at a rate of not more than $100,000 in Fair Market Value of the Company’s shares (measured on the date of grant) during any calendar year.  For any Options that exceed this limitation, the excess options shall be treated as a Non-Qualified Stock Option.  The Committee shall be authorized to accelerate the exercise date of all or any part of the options granted to a Participant under the Plan.

SECTION 3
OTHER STOCK AWARDS

3.1           Definition.  A Stock Award is a grant of a right to receive Shares in the future, subject to the terms and conditions, including a risk of forfeiture, established by the Committee and shall be exercised in accordance with this Plan and the Award Agreement under which it is granted.
3.2           Restricted Stock Awards.  Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.  These may include minimum vesting or service requirements and/or the achievement of certain Performance Measures.  The Committee may designate a single goal criterion or multiple goal standard  for performance measurement purposes, with the measurement based on individual or Company performance as compared with that of competitive companies, all at the discretion of the Committee.  Each such grant or sale may constitute an immediate transfer of the ownership of shares to the Participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

3.3                      Other Terms and Conditions for Stock Awards.  If determined by the Committee, any Shares granted to a Participant under a Stock Award shall be represented by a stock certificate registered in the name of the Participant; provided, however, that:

(a)           the Participant shall not be entitled to delivery of the stock certificate until any applicable vesting period during which certain restrictions established by the Committee shall have expired;

(b)           the Company may either issue Shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Shares during the applicable restriction period or vesting period imposed by the Committee under an Award;

(c)           the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the applicable restriction period or vesting period, except that it may be transferred by assignment by the Participant to the extent provided in the applicable stock award agreement;

(d)           a breach of the terms and conditions established by the Committee with respect to the Stock Award shall cause a forfeiture of the Stock Award, and any dividends withheld thereon;

(e)           notwithstanding the foregoing, the Committee may provide in the applicable Award that no Shares be issued until the vesting or restriction period has lapsed and further determine whether the Shares will be issued in escrow and/or be legended and subject to restrictions including the forfeiture of all or a part of the Shares;

(f)           Each such grant will provide that the Stock Award covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Committee at the date of grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control;

(g)           Each such grant will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Stock Award will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Stock Award to a continuing substantial risk of forfeiture in the hands of any transferee);

(h)           Any Stock Award may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Stock Award.  Each grant may specify in respect of such management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares on which restrictions will terminate if performance is at or above the minimum level, but fails short of full achievement of the specified management objectives;

(i)           Any such grant of Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Shares, which may be subject to the same restrictions as the underlying award; and

(j)           Each grant of restricted stock will be evidenced by an evidence of award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.  Unless otherwise directed by the Committee, all certificates representing shares of restricted stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

3.4           Payment for Stock Award.  A Participant shall not be required to make any payment for a Stock Award unless the Committee so requires.

3.5           Forfeiture Provisions.  In the event that a Participant terminates employment before the vesting period or restriction period has been met or has lapsed, such Stock Award will be forfeited; provided, however, that the Committee may provide for the proration or full payout of a Stock Award in the event of:

(a)           a termination of employment because of normal retirement;

(b)           with the consent of the Committee;

(c)           death;

(d)           total and permanent disability, as determined by the Committee; or

(e)           a Change of Control has occurred, all subject to any other conditions as the Committee may determine or provide in an applicable Stock Award agreement.

3.6           Acceleration.  The Committee shall have the discretionary power to accelerate the date on which restrictions lapse with respect to any Stock Award that has been outstanding for at least one year.

3.7           Performance Shares.  The Committee may also authorize the granting of Performance Shares that will become payable to a Participant upon achievement of specified management objectives.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Number of Shares.  Each grant will specify the number of Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Participant where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)           Performance Period.  The performance period with respect to each Performance Share will be such period of time (not less than two years), commencing with the date of grant as will be determined by the Committee at the time of grant which may be subject to earlier lapse or other modifications in the event of a Change in Control.

(c)           Performance Measures.  Any grant of Performance Shares will specify management objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified management objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified management objectives.  The grant of Performance Shares will specify that, before the Performance Shares will be earned and paid, the Committee must certify that the management objectives have been satisfied.

(d)           Payment of Award.  Each grant will specify the time and manner of payment of Performance Shares that have been granted.  Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in common shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(e)           Maximum Award.  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant.

(f)           Dividend Payments.  The Committee may, at or after the date of grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Shares.

(g)           Award Agreement.  Each grant of Performance Shares will be evidenced by an evidence of award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

3.8           Other Awards.

(a)           Discretionary Awards.  The Committee may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Company’s Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of the Company.  The Committee shall determine the terms and conditions of such awards.  Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 3.8 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, common shares, other awards, notes or other property, as the Committee may determine.

(b)           Cash Awards.  Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section of this Plan.

(c)           Bonus or Other Awards.  The Committee may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(d)           Annual Grant to Non-Employee Directors.  Consistent with the terms of this Plan and as reflected in individual Award agreements, the Board may establish annual grant Awards or other Awards to Non-Employee Directors on such terms and conditions as it determines, including providing for director fee or retainer payments through the issuance of Awards and establish the timing of the effectiveness of such Awards.  Such Awards may also be made by establishing automatic annual grants that are made effective as of the election of directors after each annual shareholder meeting, in such amounts as the Board may determine from time to time.  To the extent that the Board amends, suspends or terminates such annual or periodic grants for Non-Employee Directors, no approval or consent of such Non-Employee Director shall be necessary to take such action with respect to Awards that have not yet been granted.

3.9           Escrow of Stock Certificates.  To enforce any restrictions on Award Shares, the Committee may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Committee endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated.  The Committee may also cause a legend or legends referencing the restrictions to be placed on the certificates.

3.10           Repurchase Rights.

(a)           General.  If a Stock Award is subject to vesting or other forfeiture conditions, the Company shall have the right, during such period after the Participant’s separation from service with the Company as is specified by the Committee in an Award Agreement to repurchase any or all of the Award Shares that were otherwise subject to forfeiture as of the date of that separation of service.  The repurchase price shall be such price as is determined by the Committee and set forth in the Award Agreement.  The repurchase price shall be paid in cash.

(b)           Procedure.  The Company or its assignee may choose to give the Participant a written notice of exercise of its repurchase rights under this Section 3.10.  However, the Company’s failure to give such a notice shall not affect its rights to repurchase any Award Shares.  The Company must, however, tender the repurchase price during the period specified in the applicable Award Agreement in order to exercise such rights.

SECTION 4
OPERATION AND ADMINISTRATION

4.1           Effective Date.   This Plan shall be effective as of July 1, 2007, subject to approval of the Company’s shareholders at its next annual meeting (the “Effective Date”).  No awards or grants may be made after the ten year anniversary of date that the shareholders of the Company approve this Plan, including any subsequent amendments or restatement of this Plan, unless terminated sooner by the Company’s Board of Directors pursuant to Section 7 herein.  Any Awards granted prior to the date of the termination of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by the Company’s shareholders.

4.2           Limits on Award Under the Plan.

(a)           Number of Shares.  Subject to adjustments provided for in Section 4.2(f) below relating to changes in the capitalization of the Company, a maximum of one million eight hundred thousand (1,800,000) Shares may be delivered in satisfaction of Awards under the Plan and, of that amount not more than one million (1,000,000) Shares may be issued as Incentive Stock Options.  For purposes of the preceding sentence, Shares that have expired, canceled in accordance with the terms of the applicable Award, or repurchased, and any Shares tendered in satisfaction of the exercise price or withheld by the Company to satisfy tax withholding requirements shall not be considered to have been delivered under the Plan.  If a Participant pays the exercise or purchase price of an Award through withholding of Shares or tender of Shares, or if Shares are withheld from the Award, the number of Shares so tendered or withheld shall become available for re-grant or re-issuance thereafter under the Plan following such tender or withholding of Shares.

Any Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.  If any Shares or Awards are repurchased by the Company prior to vesting, the Shares under such Award shall revert to and again become available for issuance under the Plan.

(b)           Type of Shares.  Shares delivered by the Company under the Plan may be authorized but unissued Shares or previously issued Shares acquired by the Company and held in treasury.  No fractional Shares will be delivered under the Plan.

(c)           Forfeiture of Options.  Any Shares granted under the Plan that are forfeited because of the failure to meet an Award contingency or performance condition shall again be available for delivery pursuant to new Awards granted under the Plan.  To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the

Award is forfeited or canceled, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(d)           Use of Shares as Payment.  If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(e)           Substitution of Shares.  Shares delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for delivery under the Plan, to the extent that such settlement, assumption or substitution results from the Company or a Related Company acquiring another entity (or an interest in another entity).

(f)           Adjustment of Number of Shares.  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, forward or reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Shares), then (A) the number of Shares reserved for issuance under this Plan, (B) the exercise price, base price or redemption price applicable to outstanding Awards, and (C) the number of Shares subject to outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable law.  Fractions of a Share will not be issued but will be paid in cash at the fair market value of such fraction of a share or will be rounded down to the nearest whole share, as determined by the Committee in its sole discretion.  Action by the Committee may include adjustment of: (i) the number and kind of Shares which may be delivered under the Plan; (ii) the number and kind of Shares subject to outstanding Awards; and (iii) the exercise price of outstanding Options; as well as any other adjustments that the Committee determines to be equitable.

In the event of any change in the Shares subject to the Plan, or subject to or underlying any Award, by reason of any reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of shares or other corporate exchange, any distribution to stockholders of common stock other than regular cash dividends, or any transaction similar to the foregoing (but not including either a stock dividend or a stock split, which shall be addressed under Section 4.2(f) above), the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable to (i) the type, class(es) and maximum number of securities subject to the Plan pursuant to Section 4.2(a), (ii) the exercise price, base price or redemption price applicable to outstanding Awards, (iii) the type, class(es) and number of securities subject to outstanding Awards, or (iv) any other affected terms of any outstanding Awards.

(g)           Vesting.  Without limiting the generality of Section 1.4, the Committee may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.

Unless the Committee expressly provided otherwise, a Participant’s “employment or other service relationship with the Company and any Related Company” will be deemed to have ceased when the individual is no longer employed by or in a service relationship with the Company or any Related Company.  Except as the Committee otherwise determines, with respect to a Participant who is an employee of the Company or any Related Company, such Participant’s employment or other service relationship with the Company and any Related Company will not be deemed to have ceased during a military, sick or other bona fide leave of absence if such absence does not exceed 90 days or, if longer, so long as the Participant retains a right by statute or by contract to return to employment or other service relationship with the Company or any Related Company.  Unless the Committee determines otherwise, vesting of any Award under this Plan will be suspended during any unpaid leave of absence.

4.3           Limit on Distribution.  Distribution of Shares or other amounts under the Plan shall be subject to the following:

(a)           Compliance with Securities Laws.  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Act, and the applicable requirements of any securities exchange or similar entity).

(b)           Issuance Without Certificates.  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4           Time of Exercise.  Options and Stock Awards shall be considered exercised when the Company (or its authorized agent) receives: (a) written (including electronic) notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) if applicable, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share.

4.5           Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

4.6           Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; or (ii) pursuant to a Domestic Relations Order entered by a court of competent jurisdiction or a court appointed guardian or that is appointed to act on behalf of the Participant.  Notwithstanding anything in this Section to the contrary, the Participant may transfer an option granted under this Plan to or for the benefit of his or her family members (including, without limitation, to a trust for the benefit of the Participant’s family members or to a partnership or limited family partnership or other entity established for the benefit of one or more members of the Participant’s family), subject to such limits as the Committee may establish.  Each transferee shall remain subject to all the terms and conditions applicable to the option prior to such transfer.   No Incentive Stock Option may be transferred by a Participant, unless such transfer is permitted under the provisions of Section 422 of the Code or any successor provision in the Code and approved by the Committee.

4.7           Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to exercise an option under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.8           Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the “Agreement”) in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.  The Committee need not require the execution of any such agreement by a Participant in which case acceptance of the Award by the Participant will constitute agreement to the terms of the Award.

4.9           Documentation.  The Committee may also choose to document the evidence of its approval of an Award in the form of an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Award.  Evidence of an Award may also be delivered in an electronic medium and may be limited to a notation on the books and records of the Company and may include electronic signatures if approved by the Committee.  The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements).  Evidence required of Participant under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.10           Limitation of Implied Rights.

(a)           No Collateral or Secured Interest.  Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. Each Participant shall have only a contractual right to the stock payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)           No Guarantee of Employment.  The Plan does not constitute a contract of employment, and the receipt of any Award or option grant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.11           Action by Company or Related Company.  Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

4.12           Change of Control.  Unless otherwise set forth in an applicable option agreement or Award agreement, upon a Change in Control the Committee may, in its discretion, revise, alter, amend or modify any option agreement or Award in any manner it deems appropriate.

4.13           Leave of Absence.  A Participant will not cease to be an employee in the case of any leave of absence approved by the Company.  For an Incentive Stock Option, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.

SECTION 5
TAXES

5.1           Withholding.

(a)           General. Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due remains the Participant’s responsibility and that the Company (i) makes no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (ii) does not commit to structure the terms or any aspect of an Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items.  The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Participant has satisfied those tax withholding obligations. The Participant accepts this requirement as a condition of her or her receipt of the Award. To the extent any payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b)           Method of Payment. The Participant shall pay any required withholding using the forms of consideration described in Section 2.5(h).  If the Committee permits Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Committee determines such limit is necessary or advisable in light of generally accepted accounting principles.

                5.2           Reporting of Dispositions. Any Participant that acquires Shares under an Incentive Stock Option shall promptly notify the Committee, following such procedures as the Committee may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the grant date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

5.3           Compliance with Code Section 409A.  Notwithstanding any provision of this Agreement to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Section 409A of the Code and would cause the Participant to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.  If no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Section 409A of the Code, no payment or benefit will be provided under the Award and the Award will be deemed null, void and of no force and effect, and the Company shall have no further obligation with respect to the Award or the failure to issue any Shares or other compensation hereunder.

SECTION 6
COMMITTEE

6.1           Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee of the members of the Board who are “independent directors”, as determined under Rule 16b-3 of the Securities Exchange Act of 1934 or any successor rule, Section 162(m) of the Code, and any rules and regulations of the stock exchange on which the Company’s Shares are listed.  The Board of Directors of the Company has designated the Compensation Committee of the Board, comprised of not less than two (2) members, to be responsible for administering the Plan.

6.2           Selection of Committee. The Committee shall be selected by the Board.

6.3           Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)           Grant of Awards.  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees or Eligible Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b)           Section 162(m) Limits.  Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code and to take such action, establish such procedures and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)           Interpretation of Plan.  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)           Final Authority.  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

(e)           Time of Grant.  Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

(f)           Action by Committee.  In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

(g)           Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Notwithstanding anything to the contrary herein, if the Committee cannot act or make a determination, then the Board shall also be entitled to take such action or make such determination.

6.4           Information to be Furnished to Committee.  The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7
AMENDMENT AND TERMINATION

7.1           Amendment and Termination.  The Board may at any time amend, suspend, or terminate this Plan.

7.2           Stockholder Approval.  The Company shall obtain the approval of the Company’s shareholders for any amendment to this Plan if shareholder approval is necessary to comply with any applicable law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options.  For Stock Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s shareholders must re-approve the material terms of the performance goals included in the Plan by the date of the first stockholder meeting that occurs in the fifth year following the year in which the shareholders first approved the Plan.  The Board may also, but need not, require that the Company’s shareholders approve any other amendments to this Plan.

7.3           Effect.  No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Participant unless the affected Participant consents to the amendment, suspension, termination, or modification.  Notwithstanding anything herein to the contrary, no such consent shall be required if the Committee determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification:  (a) is required or advisable in order for the Company, this Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 4.2, is in the best interests of the Company or its shareholders.

The Committee may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under this Section 7.3.  Those decisions shall be final, binding and conclusive.  Termination of this Plan shall not affect the Committee’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Shares issued under such Awards even if those Shares are issued after the termination.

SECTION 8
DEFINED TERMS

For purposes of the Plan, the terms listed below shall be defined as follows:

(a)           Award. The term “Award” or “Awards” shall mean any award or benefit granted to any Participant made by the Committee under the Plan, including, without limitation, the grant of Options or Stock Awards.  The Committee shall determine the type or types of Awards to be made to each Participant under the Plan and shall approve the terms and conditions governing such Awards.  Awards may be granted singly, in compensation or in tandem so that the settlement or payment of one automatically reduces or cancels the other.  Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the Plan of any acquired entity.  Nothing in this Plan shall authorize the Committee to grant an automatic reload option that provides for the automatic award of additional stock options upon the exercise of such Awards.

(b)           Board. The term “Board” shall mean the Board of Directors of the Company.

(c)           Change of Control. The term “Change of Control” means in the event that:

(1)           Any person (as such term is used in Section 13 of the Exchange Act and the rules and regulations thereunder and including any affiliate or associate of such person, as defined in Rule 12b-2 under said Exchange Act, and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than fifty-five percent (50%) of the voting power entitled to be cast at elections for directors (“Voting Power”) of the Company; or

(2)           There occurs any merger or consolidation of the Company, or any sale, lease or exchange of all or any substantial part of the consolidated assets of the Company and its subsidiaries to any other person or, in the case of a merger or consolidation, the holders of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation (excluding any affiliate) hold less than fifty percent (50%) of the Voting Power of the survivor of such merger or consolidation or its parent; or in the case of any such sale, lease or exchange, the Company does not own at least 50% of the Voting Power of the acquiring entity or person; or

(3)           Individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effective exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provisions in this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(d)           Code.  The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e)           Covered Employee.  The term “Covered Employee” means any person who is a covered employee within the meaning of Section 162(m)(3) of the Code.

(f)           Committee.  The term “Committee” shall mean the members of the duly constituted Compensation Committee of the Company, consisting of independent members of the Board that satisfy the provisions of Rule 16b-3 of the Exchange Act and, if applicable, Section 162(m) of the Code, and any rules and regulations of the stock exchange on which the Company’s Shares are listed.

(g)           Consultant.  The term “Consultant” means any person, including an advisor engaged by the Company or a Related Party to render consulting or advisory services and who is compensated for such services.  However, the term “Consultant” shall not include directors who are not compensated by the Company for their service as a director, and the payment of a director’s fee by the Company for services as a director shall not cause a director to be considered a “Consultant” for purposes of the Plan.

(h)           Disability.  The term “Disability” shall mean the inability of a Participant to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment within the meaning of Section 22(e)(3) of the Code.

(i)           Domestic Relations Order.  The term “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(j)           Effective Date.  The term “Effective Date” means the date the shareholders of the Company approve the Plan.  In the event the shareholders do not approve the Plan, the Plan shall be null and void and no terms of the Plan shall take effect.

(k)           Eligible Employee or Eligible Director.  The term “Eligible Employee” or “Eligible Director” shall mean any employee or director of the Company or a Related Company that performs key services for such Company or a Related Company.  For any incentive stock options granted under the Plan, Eligible Employee must be deemed to be a key executive or management employee of the Company or a Related Company.

(l)           Exchange Act.  The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)           Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock, the following rules shall apply:

(1)           Listed Stock.  If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Pricing Date”) as reported in The Wall Street Journal or a similar publication.  If no sales are reported as having occurred on the Pricing Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred.  If no sales are reported as having occurred during the five trading days before the Pricing Date, Fair Market Value shall be the closing bid for Shares on the Pricing Date (or on the last preceding date on which a closing bid for the Shares was made).  If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(2)           Stock Quoted by Securities Dealer.  If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Pricing Date.  If no prices are quoted for the Pricing Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(3)           No Established Market.  If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, and unless otherwise required by applicable law, the Committee (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith using any reasonable valuation method.  The Committee will consider the following factors, and any others it considers significant, in determining Fair Market Value:  (i) the price at which other securities of the Company have been issued to purchasers other than employees, directors, or consultants; (ii) the Company’s stockholder’s equity, prospective earning power, dividend-paying capacity, present value of future cash flows, and value of tangible and intangible assets, if any; and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

(n)           Non-Employee Director.  The term “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(o)           Option Agreement.  The term “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(p)           Outside Director.  The term “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(q)           Participant.  The term “Participant” means those persons that have been granted an Option or Award by the Committee under the terms of the Plan.

(r)           Performance Measures.  The term “Performance Measures” means those criteria established by the Committee to measure individual or Company performance, including relevant standards imposed to compare Company performance against the results of comparable companies and any individually designed and measurement standards selected by the Company.

(s)           Related Company or Related Companies. For purposes of this Agreement, the term “Related Company” means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least fifty percent (50%) of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company, by any entity that is a successor to the Company, or by any entity that is a Related Company by reason of clause (i) next above.

(t)           Retirement.  The term “Retirement” means the age or years of service requirements established by the Committee to be used in determining the exercisability of any Option and vesting of such Option.

(u)           Stock or Shares. The term “Stock” or “Shares” shall mean Shares of common stock of the Company.

(v)           Stock Award.  The term “Stock Award” is an award made in stock or denominated in units of stock.  All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but is not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit, or Company performance.

(w)           Ten Percent Shareholder.  The term “Ten Percent Shareholder” means is any person who, directly or by attribution under Section 424(d) of the Code, own shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company on the date of grant.

(x)           Vested Option.  The term “Vested Option” means an option that is not subject to forfeiture and may be exercised by the Participant in accordance with its terms.  For purposes of the Plan, a Vested Option may vest over a period of time in incremental amounts as determined on the basis of performance measures or completion of a period of service.